Exhibit 99.1

Chicago Atlantic Real Estate Finance, Inc. and Chicago Atlantic BDC, Inc. Announce Definitive Merger Agreement

Creates a scaled BDC positioned for growth while maintaining industry leading credit quality and portfolio yield

NEW YORK, June 18, 2026 — Chicago Atlantic Real Estate Finance, Inc. (“REFI”) (NASDAQ: REFI), a commercial mortgage real estate investment trust, and Chicago Atlantic BDC, Inc. (the “LIEN”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company (“BDC”), today announced they have entered into a definitive merger agreement (the “Merger Agreement”) under which REFI will elect to be regulated as a BDC, and merge with and into LIEN in an all-stock, strategic combination (the “Merger”). Upon closing of the Merger, LIEN will be the surviving public entity and will continue to operate as a BDC and trade on the Nasdaq Global Select Market under the ticker symbol “LIEN.”

The Board of Directors of both companies, each acting on the unanimous recommendation of their respective special committee comprised solely of independent directors, unanimously approved the Merger Agreement and the transactions contemplated thereby. Under the terms of the Merger Agreement, REFI stockholders will receive a number of shares of LIEN common stock based on the ratio of REFI’s adjusted net asset value (“NAV”) per share to LIEN’s adjusted NAV per share, in each case as determined shortly prior to closing in accordance with the Merger Agreement. Based on the respective net asset values of REFI and LIEN as of March 31, 2026, the former REFI stockholders would be expected to own approximately 50.5% of LIEN immediately following the Merger; the actual ownership percentage will depend on the NAV ratio calculated shortly prior to closing. The Merger is structured as an adjusted NAV-for-NAV exchange of shares.

Peter Sack, Co-Chief Executive Officer of REFI and, Chief Executive Officer of LIEN stated “The merger of REFI and LIEN brings together two platforms with a shared foundation of disciplined, senior secured lending to the cannabis industry and underserved segments of the lower middle markets. For REFI, this transaction is a path to unlock value that would be difficult to achieve independently in the current evolving cannabis investment landscape. For LIEN, this transaction accelerates the core strategy.” Mr. Sack continued, “Together, we believe the combined platform will be better positioned to pursue attractive risk-adjusted returns across cannabis and the broader lower middle market.”

Scott Gordon, Executive Chairman of the Board of Directors of LIEN remarked, “The merger of REFI and LIEN is a strategic transaction that we believe will enhance value for stockholders. We view this as an important step on our path to pursuing greater scale, supporting earnings over time and maintaining strong credit quality for the combined company.”

Strategic Benefits of the Merger:

●	Increases Competitive Positioning – The Merger creates a vehicle with a pro-forma NAV of $613 million[1], and a pro-forma portfolio of $771 million[1] in investments, which the parties believe could expand the combined company’s reach with a broader universe of borrowers.

●	Enhances Portfolio Diversification and Collateral Base – The pro forma vehicle is expected to include an attractive mix of cash-flow loans, real estate–backed loans, and diversified direct lending.

●	Improves Access to Debt Capital – Increased scale is expected to expand access to larger, lower-cost, and more diversified leverage, which the boards believe could support more efficient balance sheet management over time, driving incremental earnings.

●	Enhances Liquidity and Investor Visibility – Increased scale may support improved trading liquidity, increased institutional engagement and visibility.

●	Potential for Earnings Accretion – The boards believe the combination has the potential to drive operating efficiencies through the elimination of overlapping expense categories and may support increased earnings capacity over time through prudent use of leverage.

[1]	Pro-forma information based on March 31, 2026 financial statements as reported on Form 10-Q.

●	Strong Pro Forma Portfolio Metrics – Results in a pro-forma portfolio with strong, credit metrics, reflecting the aligned investment and underwriting philosophies of the combined platforms.

●	Stock Repurchase Program – The Merger agreement provides that the LIEN board will consider in good faith, the adoption of a stock repurchase program of up to $25.0 million to be implemented following the closing of the transaction, subject to market conditions and other factors the LIEN Board determines to be relevant at that time.

Management and Governance

Chicago Atlantic BDC Advisers, LLC, a majority-owned subsidiary of Chicago Atlantic Group, LP, will continue to serve as the investment adviser of LIEN following the closing of the Merger.

Peter Sack will lead the combined company as Chief Executive Officer. Following the closing of the transaction, the LIEN Board of Directors will include three independent directors continuing from REFI and two independent directors continuing from LIEN, along with two directors affiliated with the LIEN Adviser or its affiliates (subject to finalization in accordance with the Merger Agreement and applicable Investment Company Act requirements).

Required Approvals and Expected Timing

Completion of the Merger is subject to the approval of stockholders of both REFI and LIEN, as well as regulatory approvals, lender consents and other customary closing conditions. Subject to the satisfaction of the conditions of the transaction, the Merger is currently expected to close in the fourth quarter of 2026. Chicago Atlantic has agreed to fund $2.0 million of REFI’s transaction-related expenses in connection with the transaction at or immediately prior to closing, underscoring its commitment to the transaction.

Transaction Advisors

Oppenheimer & Co. is serving as financial advisor, and Nixon Peabody LLP is serving as legal counsel to the Special Committee of independent directors of REFI.

Keefe, Bruyette & Woods, A Stifel Company, is serving as financial advisor, and Eversheds Sutherland is serving as legal counsel to the Special Committee of independent directors of LIEN.

Conference Call and Related Presentation

A joint conference call will be held at 9:00 a.m. ET on Thursday, June 18, 2026. A live webcast of the conference call and associated presentation material will be available on the investor relations section of each company’s website at investors.refi.reit and investors.chicagoatlanticbdc.com A replay of the call will be available at the end of the day at the same locations.

Call Details:

•	When: Thursday, June 18, 2026

•	Time: 9:00 a.m. ET

•	Conference call dial-in: 877-317-6789 and 412-317-6789 for international callers

•	Webcast Live Stream: https://event.choruscall.com/mediaframe/webcast.html?webcastid=cm4KYEzO

About Chicago Atlantic Real Estate Finance, Inc.

Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI) is a market-leading commercial mortgage REIT utilizing significant real estate, credit and cannabis expertise to originate senior secured loans primarily to state-licensed cannabis operators in limited-license states in the United States. REFI is managed by Chicago Atlantic REIT Manager, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors, please visit https://www.refi.reit/.

About Chicago Atlantic BDC, Inc.

Chicago Atlantic BDC, Inc. (Nasdaq: LIEN) is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. LIEN’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. LIEN is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit https://investors.chicagoatlanticbdc.com/.

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of REFI, LIEN or the Merger. Forward-looking statements may include statements as to: future operating results of the combined company and distribution projections; business prospects of the combined company and the prospects of its portfolio companies; and the impact of the investments that the combined company expects to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate the Merger on the expected timeline, or at all; (ii) the ability to realize the anticipated benefits of the Merger; (iii) the percentage of LIEN and REFI stockholders voting in favor of the proposals submitted for their approval; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense and liability; (viii) changes in the economy, financial markets, and political environment; (ix) future changes in laws or regulations, including laws applicable to the cannabis industry; (x) the risk that the Merger may not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; (xi) the risk that the surviving company may not qualify or maintain its qualification as a regulated investment company for U.S. federal income tax purposes; (xii) the risk that REFI may fail to maintain its qualification as a real estate investment trust through the effective time of the Merger; (xiii) the risk that REFI may be unable to complete the BDC Election on the contemplated timeline or at all; (xiv) the risk that the Exchange Ratio, which will be determined based on the Closing Net Asset Value of each of LIEN and REFI calculated shortly prior to closing, may differ from current expectations or may not reflect changes in market conditions or portfolio values between signing and closing; (xv) the risk that the amount, timing or tax treatment of the Tax Dividends required to be paid by REFI prior to the BDC Election Time may differ from current expectations, or that REFI may lack sufficient liquidity to pay such dividends on the contemplated timeline; (xvi) the risk that the conversion of REFI from a REIT to a regulated investment company may give rise to corporate-level tax on built-in gains or other tax consequences that may differ from current expectations; (xvii) the risk that operating as a BDC under the Investment Company Act will subject the combined company to regulatory limitations, including with respect to leverage and affiliate transactions, that may adversely affect operating results or investment strategy; (xviii) the risk that the share repurchase program of up to $25.0 million that the LIEN Board of Directors has agreed to consider in good faith following the Closing may not be adoption, or, if adopted, may differ in size, scope, timing, or terms from current expectations; and (xix) other considerations that may be disclosed from time to time in publicly available documents filed by LIEN and REFI with the SEC. LIEN and REFI undertake no duty to update any forward-looking statements made herein.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving LIEN and REFI, along with related proposals for which stockholder approval will be sought. The Merger Agreement was unanimously approved by the Boards of Directors of both LIEN and REFI, each acting on the unanimous recommendation of its respective Special Committee comprised solely of independent directors. In connection with the proposals, LIEN intends to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of LIEN and REFI and a prospectus of LIEN (the “Proxy Statement/Prospectus”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF LIEN AND REFI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIEN, REFI, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from each company’s investor relations website at www.investors.chicagoatlanticbdc.com (LIEN) and www.investors.refi.reit (REFI), or by directing a request to LIEN@chicagoatlantic.com (LIEN) or IR@REFI.reit (REFI).

Participants in the Solicitation

LIEN, REFI and their respective directors and executive officers, the LIEN Adviser and the Company Manager, and their respective directors, officers, members, managers, partners, employees and affiliates, and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of LIEN and REFI in connection with the Merger and the related proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of LIEN and REFI in connection with the Merger and the related proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Additional information regarding the ownership of LIEN and REFI securities by their respective directors and executive officers is included in such persons’ SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information about the directors and executive officers of LIEN is also set forth in LIEN’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, and in LIEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. Information about the directors and executive officers of REFI is also set forth in REFI’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026, and in REFI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. Each of these documents is available free of charge at the SEC’s website, www.sec.gov, or from LIEN’s or REFI’s investor relations website, as applicable.

Contacts:

Tripp Sullivan

Lisa Kampf

SCR Partners

IR@REFI.reit

LIEN@chicagoatlantic.com

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